FORM 8-K


	                           UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                               Washington, DC 20549

                                     FORM 8-K

                                   CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
	                  SECURITIES EXCHANGE ACT OF 1934

	Date of Report (Date of earliest event reported): October 5, 1999

                     ---------------------------------------

                                HELIX BIOMEDIX, INC.

                  (Exact name of registrant as specified in its charter)

         CO                    NO 33-20897-D	          84-1080717
(State or other jurisdiction   (Commission File Number)   (I. R. S. Employer
        of incorporation)                                Identification No.)

2151 E. Lakeshore Drive, Baton Rouge, LA                    70808
(Address of principal executive offices)                 (Zip code)



                                    (225) 387-1112
                (Registrant's telephone number, including area code)

Item 1.  Changes in Control of Registrant.

 On October 5, 1999, the Company consummated a private placement of equity securities with a limited number of investors, resulting in the purchase and sale of 2,728,143 shares of the Company's common stock and warrants entitling the holders of each such share to purchase an additional share of common stock at a price of $3.25 per share. Immediately prior to the closing of the offering, Keith P. Lanneau was the beneficial owner of approximately 51.7% of all issued and outstanding shares of common stock. Immediately following the closing, Keith P. Lanneau was the beneficial owner of approximately 19.4%, and Frank T. Nickell was the beneficial owner of approximately 10.1%, of all issued and outstanding shares of common stock (without giving effect to outstanding options and convertible securities). No other person owns more than 10% of the issued and outstanding stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




HELIX BIOMEDIX, INC.

Date: October 20, 1999

Keith P. Lanneau, Chairman